UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

August 31, 2005

AMERICAN EAGLE OUTFITTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23760	13-2721761
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Thorn Hill Drive Warrendale, Pennsylvania	15086-7528
(Address of principal executive offices)	(Zip Code)

(724) 776-4857

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 31, 2005, Laura A. Weil submitted her resignation as Executive Vice President and Chief Financial Officer (Principal Financial Officer) of American Eagle Outfitters, Inc. (the "Company"), effective September 9, 2005. Until a new Chief Financial Officer is formally announced, Joan Hilson, Senior Vice President of Finance, and Dale Clifton, Vice President-Controller, will report to Jim O'Donnell, Chief Executive Officer. Mr. Clifton was appointed interim Principal Financial Officer effective upon Ms. Weil's departure on September 9, 2005 pending the appointment of a new Chief Financial Officer. Mr. Clifton, age 51, who is also the Principal Accounting Officer, has served the Company and its predecessors as Controller since June 1986 and as Vice President since October 1994. He served the Company and its predecessors as Assistant Controller from 1984 to June 1986. Prior to joining the Company, he worked as a Certified Public Accountant from 1975 to 1984 at Alpern, Rosenthal & Company.

ITEM 8.01.	Other Events
On August 31, 2005, the Company issued a press release announcing a management change. A copy of this press release is attached hereto as exhibit 99.1.

ITEM 9.01.	Financial Statements and Exhibits
(c) Exhibits

Exhibit No.	Description
99.1	Press Release dated August 31, 2005 announcing management change

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC.
(Registrant)

Date: September 2, 2005	By:	/s/ Dale E. Clifton
Dale E. Clifton
Vice President - Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated August 31, 2005 announcing management change